Exhibit 5.1

Intellipharmaceutics International Inc.
30 Worcester Road
Toronto, Ontario
Canada M9W 5X2

November 27, 2013

Re:           Prospectus Supplement to Registration Statement on Form F-3

Dear Sir/Madam:

In my role as Vice-President, Legal Affairs and Licensing, of Intellipharmaceutics International Inc., a Canadian corporation (the “Company”), I have also served in a capacity as the Company’s general and corporate counsel with respect to the offering by the Company of up to 5,305,484 common shares, without par value, of the Company having an aggregate offering price of up to $16,800,000  (the “Common Shares”) being sold pursuant to: (a) a Registration Statement on Form F-3 (File No. 333-178190) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), which was declared effective by the Commission on December 22, 2011; (b) the prospectus of the Company dated December 22, 2011, as filed with the Commission (the “Base Prospectus”); and (c) the prospectus supplement of the Company, dated November 27, 2013, to be filed with the Commission (the “Prospectus Supplement”). The Common Shares are to be sold by the Company in accordance with the Equity Distribution Agreement , dated November 27, 2013, between the Company and Roth Capital Partners, LLC (the “Agreement”), as described in the Prospectus Supplement.

In connection with this opinion, I have examined a copy of (a) the Registration Statement, (b) the Base Prospectus, (c) the Prospectus Supplement, (d) the Agreement, (e)  the Certificate of Arrangement and Articles of Arrangement of the Company, as amended to date, (f) the Bylaws of the Company, as amended to date, (g) minutes of meetings of the Board of Directors of the Company and (h) originals or copies certified or otherwise identified to my satisfaction of such other documents and corporate and public records as I deem necessary as a basis for the opinion hereinafter expressed.  With respect to such examination, I have assumed the genuineness of all signatures appearing on all documents presented to me as originals, and the conformity to the originals of all documents presented to me as conformed or reproduced copies.  Where factual matters relevant to such opinion were not independently established, I have relied upon a certificate of an executive officer(s) of the Company.

I have not made any independent investigation in rendering this opinion other than the examination described above, and my opinion is therefore qualified in all respects by the scope thereof.

The opinions expressed in this opinion letter are limited to the Canadian federal laws and such laws of the Province of Ontario as are applicable to the Company as a Canadian corporation.   My opinions are based on these laws as in effect on the date hereof.

Based upon and subject to the foregoing and the other matters set forth herein, it is my opinion that when the Common Shares are sold, paid for and issued in the manner and for the consideration contemplated by the Agreement, the Base Prospectus and the Prospectus Supplement, the Common Shares will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion with the Commission, and to the use of my name as your counsel under “Legal Matters” in the Prospectus Supplement.  In giving this consent, I do not thereby concede that I come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.  This opinion letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly set forth herein.  This opinion letter is not a guaranty nor may one be inferred or implied.  This opinion letter speaks as of the date hereof, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or of any subsequent changes in applicable law or the interpretation thereof.

Very truly yours,

/s/ John Allport
John Allport
Vice President
Legal Affairs and Licensing